Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 AND AGREEMENT dated as of September 14, 2007 (this “Amendment”), to the Unsecured Subordinated Credit Agreement dated as of September 7, 2007 (the “Credit Agreement”), among ATP OIL & GAS CORPORATION (the “Borrower”), the Lenders (as defined therein) and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower.

B. The Borrower has requested that the existing Lenders or other persons that will thereby become lenders (collectively, the “Additional Lenders”) make Additional Loans (as defined below) to the Borrower on the Additional Loan Closing Date (as defined below), in an aggregate principal amount of $50,000,000, subject to the terms and conditions set forth herein.

C. The Borrower has further requested certain amendments to and other agreements regarding the Credit Agreement as set forth herein.

D. The proceeds of the Additional Loans will be used by the Borrower to fund near-term development and acquisition opportunities and other general corporate purposes of the Borrower and its Subsidiaries.

E. The Additional Lenders are willing to make the Additional Loans, and the Required Lenders are willing to agree to such amendments and other agreements, in each case on the terms and subject to the conditions set forth herein.

F. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. As used in this Amendment, the following terms shall have the meanings set forth below:

“Additional Loan Commitment” shall mean, with respect to each Additional Lender, the commitment of such Additional Lender to make Additional Loans on the Additional Loan Closing Date as set forth on Schedule I hereto. The aggregate amount of Additional Loan Commitments shall be $50,000,000.

“Additional Loans” shall mean the term loans made by the Additional Lenders to the Borrower pursuant to Section 2(a) hereof, the terms and provisions of which shall be identical to the existing Loans.

SECTION 2. Additional Loans. (a) Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein and in the Credit Agreement, each Additional Lender agrees, severally and not jointly, to make an Additional Loan to the Borrower on the Additional Loan Closing Date in a principal amount not to exceed its Additional Loan Commitment. Amounts paid or prepaid in respect of Additional Loans may not be reborrowed.

(b) The Additional Loan Commitments shall automatically terminate upon the earlier to occur of (a) the making of the Additional Loans on the Additional Loan Closing Date and (b) 5:00 p.m., New York City time, on September 14, 2007.

(c) Unless the context shall otherwise require, the term “Loans” as used in the Credit Agreement shall include the Additional Loans (provided that the Additional Loans shall bear interest from and including the Additional Loan Closing Date), and the term “Lenders” as used herein and in the Credit Agreement shall include each person that has an Additional Loan Commitment or that has made an Additional Loan (other than any such person that has ceased to be a party to the Credit Agreement pursuant to an Assignment and Acceptance).

SECTION 3. Amendments. (a) Section 1.01 of the Credit Agreement is hereby amended by deleting the following terms and related definitions: “Right of First Refusal Notice”, “Subsequent Financing”, “Rights Option” and “Option Period”.

(b) Section 5.04(j) of the Credit Agreement is hereby amended by deleting the words “any Loan Document” therein and substituting therefor the words “this Agreement (including any amendment thereto or promissory note issued thereunder)”.

(c) Section 6.01(b)(x) of the Credit Agreement is hereby deleted and the word “[Reserved]” substituted therefor.

(d) Section 10.07 of the Credit Agreement is hereby amended by deleting the words “AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS OR TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION MANDATORILY GOVERN ANY LOAN DOCUMENT)” therein.

SECTION 4. Other Agreement. Pursuant to Section 10.08(b) of the Credit Agreement, the Required Lenders hereby agree that the Additional Loans shall constitute “Indebtedness Incurred hereunder” for purposes of Section 6.01(b)(ii) of the Credit Agreement.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and each of the Lenders that, as of the Amendment Effective Date:

(a) This Amendment has been duly authorized, executed and delivered by the Borrower and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, and this Amendment constitutes a legal, valid and binding obligation of the Borrower.

(b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) No Default or Event of Default has occurred and is continuing.

SECTION 6. Effectiveness. (a) This Amendment shall become effective as of the date first set forth above on the date (the “Amendment Effective Date”) that the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Administrative Agent, the Required Lenders, and each Additional Lender.

(b) The obligations of the Lenders with Additional Loan Commitments to make Additional Loans are subject to the satisfaction of each of the following conditions (the date on which such conditions are satisfied, the “Additional Loan Closing Date”):

(i) The Administrative Agent shall have received a notice of the borrowing of the Additional Loans that satisfies the requirements of Section 2.03 of the Credit Agreement.

(ii) The representations and warranties set forth in Article III of the Credit Agreement shall be true and correct in all material respects on and as of the date of such borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(iii) The Borrower shall be in compliance with all the terms and provisions set forth herein and in the Credit Agreement on its part to be observed or performed at or prior to the time of such borrowing, and at the time of and immediately after such borrowing, no Event of Default or Default shall have occurred and be continuing.

(iv) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of Jackson Walker L.L.P., counsel for the Borrower, (A) dated the Additional Loan Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such other matters relating to this Amendment and the transactions contemplated hereby as the Administrative Agent shall reasonably request, and otherwise in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower hereby requests such counsel to deliver such opinion.

(v) All legal matters incident to this Amendment and to the borrowing of the Additional Loans shall be satisfactory to the Lenders and to the Administrative Agent.

(vi) The Administrative Agent shall have received (A) a certificate, dated the Additional Loan Closing Date and signed by the Secretary or Assistant Secretary of the Borrower, certifying that (1) except as set forth on any schedule attached thereto, the certificate or articles of incorporation of the Borrower previously delivered pursuant to the Credit Agreement on September 7, 2007 (the “Prior Closing Date”) have not been amended since the date of such delivery, (2) except as set forth on any schedule attached thereto, the by-laws of the Borrower as in effect and delivered on the Prior Closing Date have not been amended since the date of such delivery, (3) attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and the borrowing of the Additional Loans, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (4) attached thereto is a certificate as to the good standing of the Borrower as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and (5) as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of the Borrower; (B) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (A) above; and (C) such other documents as the Lenders or the Administrative Agent may reasonably request.

(vii) The Administrative Agent shall have received a certificate dated the Additional Loan Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (ii) and (iii) of this Section 6(b).

(viii) The Administrative Agent shall have received a certificate dated the Closing Date and signed by the chief financial officer of the Borrower, certifying that the Borrower, after giving effect to the transactions contemplated hereunder, is solvent.

(ix) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Additional Loan Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under the Credit Agreement and the fees, charges and disbursements of Kramer Levin Naftalis & Frankel LLP, counsel for the Lenders, in connection with this Amendment.

SECTION 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other document related thereto, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other document related thereto, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other document related thereto in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall be deemed to constitute part of the Credit Agreement for all purposes of the Credit Agreement and any other document related thereto.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 11. Expenses. The Borrower agrees to reimburse (i) the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent, and (ii) Kramer Levin Naftalis & Frankel LLP, counsel for the Lenders as of the date of this Amendment for all reasonable out-of-pocket expenses incurred in connection with this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ATP OIL & GAS CORPORATION

By
Name:
Title:

[Subordinated Amendment - ATP]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually as an Additional Lender and as Administrative Agent

By
Name:
Title:

By
Name:
Title:

[Subordinated Amendment - ATP]

SIGNATURE PAGE TO

AMENDMENT NO. 1 AND AGREEMENT

TO ATP OIL & GAS CORPORATION

UNSECURED SUBORDINATED

CREDIT AGREEMENT

Name of Lender:	SOF INVESTMENTS, L.P.

By
Name:
Title:

SCHEDULE I

LENDERS AND ADDITIONAL LOAN COMMITMENT

Additional Lender	Additional Loan Commitment
Credit Suisse	$50,000,000

Total	$50,000,000